UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): June 12, 2014

Asterias Biotherapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-55046	46-1047971
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

230 Constitution Drive
Menlo Park, California 94025
(Address of principal executive offices)

(510) 521-3390
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Forward-Looking Statements

Any statements that are not historical fact (including, but not limited to statements that contain words such as “may, “will,” “believes,” “plans,” “intends,” “anticipates,” “expects,” “estimates”) should also be considered to be forward-looking statements.  Additional factors that could cause actual results to differ materially from the results anticipated in these forward-looking statements are contained in periodic reports filed by Asterias Biotherapeutics, Inc. with the Securities and Exchange Commission under the heading “Risk Factors” and other filings that Asterias may make with the Securities and Exchange Commission.  Undue reliance should not be placed on these forward-looking statements which speak only as of the date they are made, and the facts and assumptions underlying these statements may change.  Except as required by law, Asterias disclaims any intent or obligation to update these forward-looking statements.

Section 1 - Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

On June 12, 2014 we entered into a Stock Purchase Agreement with our President and Chief Executive Officer Pedro Lichtinger pursuant to which he purchased from us 200,000 shares of Asterias Series B Common Stock, par value $0.0001 per share, at a price of $2.34 per share, which was determined by our Board of Directors to be the fair market value of the shares.  The purchase of the shares was completed on June 16, 2014.

Item 3.02 Unregistered Sales of Equity Securities

The shares of Series B Common Stock sold to our President and Chief Executive Officer as reported in Item 1.01 of this Report were offered and sold without registration under the Securities Act of 1933, as amended, in reliance upon the exemption from registration under Section 4(a)(2) thereof and Rule 506 thereunder.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASTERIAS BIOTHERAPEUTICS, INC.

Date:	June 17, 2014	By:	/s/ Robert W. Peabody
Chief Financial Officer